EXHIBIT 10.1

Portions of this Exhibit have been omitted
pursuant to a request for confidential treatment.
The omitted portions are marked ***** and have
been filed separately with the Commission

 AMENDMENT NO. 2 TO THE COLLABORATION AND SUPPLY AGREEMENT BETWEEN
SOLIGENIX, INC., ENTERON PHARMACEUTICALS, INC. and SIGMA-TAU PHARMACEUTICALS, INC.

This Amendment no.2 ("Amendment") is entered into effective as of the 20th day of December, 2012 (the “Amendment Effective Date”) by and between, on the one hand, Soligenix, Inc. (formerly known as DOR BioPharma, Inc.), a Delaware corporation (“SOLIGENIX”), Enteron Pharmaceuticals, Inc., a Delaware corporation a wholly-owned subsidiary of Soligenix (“Enteron”, and together with Soligenix, the “Company”) and on the other hand, Sigma-Tau Pharmaceuticals, Inc. (“Sigma-Tau”).

WHEREAS, Sigma-Tau and Company entered into a “Collaboration and Supply Agreement” dated as of February 11, 2009 and as amended on July 27, 2011 (collectively the "Collaboration Agreement");

WHEREAS, Company has requested that Sigma-Tau consider giving back all of its rights on the PRODUCT to Company or to a third party designed by Company; and

WHEREAS, Sigma-Tau is willing to return all of Company’s rights under the terms and conditions hereof;

NOW, THEREFORE, in consideration of the mutual promises of the parties contained in this Amendment, and for other good and valuable consideration, the parties hereby agree as follows:

1. 2.
All capitalized terms not defined herein shall have the meanings described to them in the Collaboration Agreement.

Company acknowledges and agrees that Sigma-Tau is hereby released from any and all of its obligations stemming from the Collaboration Agreement. Company further acknowledges and agrees that no compensation, reimbursement or payment whatsoever is  or  will  be  due  from  Sigma-Tau  under  and/or  in  connection  with  the Collaboration Agreement and this Amendment no.2. In consideration of Sigma-Tau being released from any such obligations, and of the other amounts set forth in Section 3 herein, Sigma-Tau hereby assigns and transfers all of its rights under the Collaboration Agreement to Company.

(The information below marked by ***** has been omitted by a request for confidential treatment.
The omitted portion has been separately filed with the Commission.)

3.	Company undertakes to pay Sigma-Tau and/or have the Potential Partner, as defined hereinafter, pay to Sigma-Tau the following amounts:

a)	***** upon the first approval of an NDA for the PRODUCT in the United States; and

b)	***** at the end of the first year following the COMMERCIALIZATION of the first PRODUCT in the United States; and

c)	***** upon the first approval of an NDA for the PRODUCT in the European Union; and

d)	***** upon the first approval of an NDA for the PRODUCT in any other country of the world; and

e)
A royalty amount equal to 3.0% (three percent) of all Net Sales (as such term is defined in the Collaboration Agreement) of the PRODUCT made directly by Company, any third party potential partner (the “Potential Partner”) and/or their AFFILIATES in each relevant country of the TERRITORY. Such amount shall be paid on a product-by-product and a country-by country basis, for ten (10) years from the FIRST COMMERCIAL SALE of the PRODUCT in each relevant country of the TERRITORY or until the expiration of any applicable PATENT RIGHTS, whichever of these two terms is longer; and

f)
An amount equal to 15% (fifteen percent) of all upfront payments, milestone payments and other consideration whatsoever (exclusive of equity payments) received by Company and/or the Potential Partner from any Company’s and/or Potential Partner’s licensees, distributors and agents (including without limitation their respective AFFILIATES and such AFFILIATES’ distributors and agents) for the PRODUCT in each relevant country of the TERRITORY. Such amount shall be paid on a product-by-product and a country-by country basis, for ten (10) years from the FIRST COMMERCIAL SALE of the PRODUCT in each relevant country of the TERRITORY or until the expiration of any applicable PATENT RIGHTS, whichever of these two terms is longer. In the event that the royalties paid to Company and/or the Potential Partner and/or their respective AFFILIATES are incorporated in the cost of goods invoiced, the parties agree that, once deducted the documented, direct manufacturing costs of the PRODUCT actually borne by Company and/or the Potential Partner and/or their AFFILIATES, royalties will also be subject to the above payment obligation at the rate set out above. Company agrees to consult with Sigma-Tau and to have the Potential Partner consult with Sigma-Tau prior to the entering into any transaction with third parties implementing the structure referred to in this Section 3(f).

In addition to the foregoing, Sigma-Tau will receive once each quarter a written report for the calendar quarter showing the Net Sales in unit and value by the Company and/or the Potential Partner and/or their AFFILIATES, distributors or agents in each country during the reporting period and the amounts payable hereunder. Reports and payments shall be due within thirty (30) days following the close of each calendar quarter.

All other terms and conditions of this Amendment, including without limitation the provisions concerning governing law, jurisdiction, confidentiality, assignment and severability, shall conform to the extent possible to the corresponding clauses in the  Collaboration Agreement; provided that with respect to the assignment provision, Sigma-Tau shall agree to Company’s assignment of its obligations under Section 3 of this Amendment to a Potential Partner who undertakes to comply with any and all terms hereof.

Accepted and Agreed:

Soligenix, Inc.		Sigma-Tau Pharmaceuticals, Inc.

By	/s/ Christopher J. Schaber	By	/s/ David Lemus

Name	Christopher J. Schaber	Name	David Lemus

Title	President and CEO	Title	COO

Date	December 20, 2012	Date	December 20, 2012

Enteron Pharmaceuticals, Inc.

By	/s/ Christopher J. Schaber

Name	Christopher J. Schaber

Title	President and CEO

Date	December 20, 2012